Exhibit 10.2

SUPPLEMENTAL CONFIRMATION

To:	Visteon Corporation One Village Center Drive Van Buren Township, Michigan 48111

From:	Citigroup Global Markets Inc.

Subject:	Accelerated Stock Buyback

Ref. No:	[Insert Reference No.]

Date:	March 1, 2016

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Citigroup Global Markets Inc. (“Citi”) and Visteon Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Citi and Counterparty as of the relevant Trade Date for the Transaction referenced below.

I. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of March 1, 2016 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

II. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	March 1, 2016

Forward Price Adjustment Amount:	USD 2.1401

Calculation Period Start Date:	March 2, 2016

Scheduled Termination Date:	December 15, 2016

First Acceleration Date:	August 2, 2016

Prepayment Amount:	USD 395,000,000

Prepayment Date:	March 7, 2016

Initial Shares:	4,370,678 Shares; provided that if, in connection with the Transaction, Citi is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Citi is able to so borrow or otherwise acquire, and thereafter Citi shall use good faith and commercially reasonable efforts to borrow or otherwise acquire a number of Shares, at a stock borrow cost no greater than the Initial Stock Loan Rate, equal to the shortfall in the Initial Share Delivery, and to deliver such additional Shares as soon as reasonably practicable (it being understood, for the avoidance of doubt, that in using such commercially reasonable efforts Citi shall act in good faith and in accordance with its then current policies, practices and procedures (including without limitation any policies, practices or procedures relating to counterparty risk, market risk, reputational risk, credit, documentation, legal, regulatory capital, compliance and collateral), and shall not be required to enter into any securities lending transaction or transact with any potential securities lender if such transaction would not be in accordance with such policies, practices and procedures).

Initial Share Delivery Date:	The Prepayment Date.

Termination Price:	USD 36.15 per Share

Additional Relevant Days:	The five Exchange Business Days immediately following the Calculation Period.

III. Counterparty represents and warrants to Citi that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

IV. Counterparty represents and warrants to Citi that the entry into the Agreement shall be deemed to be written notice on behalf of Citi for the purpose of Article FIFTH of the Certificate of (i) the Transaction and (ii) any “5% Transaction” (as defined in the Certificate) effected by Citi in connection the Transaction.

V. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Citi) correctly sets forth the terms of the agreement between Citi and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Citi.

Yours sincerely,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Herman Hirsch
Name: Herman Hirsch
Authorized Representative

Agreed and Accepted By:

VISTEON CORPORATION

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Vice President and Treasurer